Exhibit 10.26

TRANSOMA MEDICAL, INC.

SUMMARY OF TEAM INCENTIVE PLAN II

In fiscal 2007, we provided our named executive officers with the opportunity to earn additional cash incentive compensation through our Team Incentive Plan II, or “TIP.”   The TIP is designed to reward named executive officers for achieving and surpassing specified company and divisional goals related to financial growth, product development and commercialization, and operational improvement.

Under the terms of the TIP, our named executive officers, as well as other executives are eligible to earn annual cash incentive payments based on achievement of these company and divisional objectives. We derive these objectives from our overall fiscal year operating plan established by our board of directors. Our objectives take into account a variety of factors, including our prior year results, our expected economic and market influences, our business opportunities, investment requirements and competitive situation. If there is a material unanticipated event, such as an acquisition, we may adjust the objectives to reflect the event. The compensation committee must approve any proposed adjustment. Generally, the objectives require performance at levels intended to positively impact stockholder value, and reflect moderately aggressive to aggressive goals that are attainable, but require strong performance. Our compensation committee retains the discretion to increase or decrease a named executive officer’s TIP award payout, with input from the chief executive officer, to recognize either inferior or superior individual performance in cases where this performance is not fully represented by the performance measures.

For fiscal 2007, rewards under the TIP were based on two tiers of specific objectives. The first tier related to high level initiatives that required significant contributions from our employees, tied to revenues, profits, product development and specific operational goals. The second tier of objectives was more specific to the responsibilities of small groups and individuals. Many of these objectives were instrumental towards achieving the first tier objectives. Each tier represented 50% of the potential TIP reward to the executives. This was intended to balance the executives’ focus (and rewards) between those objectives that have the most significant impact on stockholder value and those over which the executives have the most influence.